WOOD PRODUCTS, INC.

PROSPECTUS

300,000 shares of common stock, .001 par value, no minimum/300,000 maximum, offered by Wood Products, Inc.

2,475,000 shares of common stock, .001 par value, 2,475,000 maximum, offered by Selling Shareholders

Dated September 20, 2002

Securities Being Offered by Wood Products, Inc.	Wood Products is offering 300,000 shares at an offering price of $0.10 per share. There is currently no public market for the common stock
Minimum Number of Shares To Be Sold in This Offering	None

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1. Wood Products is not using an underwriter for this offering.

2. The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. Wood Products, Inc. will pay all such costs, which it believes to be $16,525.53.

3. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.

4. The closing date for shares offered by Wood Products will be December 31, 2002. Wood Products, Inc. may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective. There is no closing date for the selling shareholder's offering.

	Per Share (Non Minimum)	If Maximum Sold by Wood Products (300,000)
Price to Public	$.10	$.10
Underwriting Discounts/Commissions	0.00	0.00
Proceeds to Registrant	$0.10	$30,000

Securities Being Offered Selling Shareholders (as listed on page 9)

This offering consists of up to 2,475,000 shares of common stock offered by current shareholders. There is currently no public market for the common stock. Selling shareholders will offer their shares at $0.10 per share, based on the price at which the shares were last offered to current shareholders, until the shares are quoted on the OTCBB at which point-selling shareholders will sell their shares at current market price.

Minimum Number of Shares To Be Sold in This Offering	None

This offering involves a high degree of risk, see "Risk Factors" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Wood Products, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

.

Item in Form SB-2 Prospectus Caption

Until December 17, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION AND RISK FACTORS.

Prospectus Summary. The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4-6.

SUMMARY

Company History

Wood Products, Inc. ("Wood Products") was incorporated on January 8, 2002 under the laws of the state of Nevada.

The principal offices are located at Suite 186 - 8120 #2 Road, Richmond, B.C. Canada V7B 5J8. The telephone number is (604) 908-1990.

Since becoming incorporated, Wood Products has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Wood Products has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

Wood Products is a development stage company that is in the process of establishing itself as a provider of home building packages. These products will be specifically designed and sold to provide building contractors with material packages for their customized homes to be built. A material package will include the lumber to frame the house on a foundation that is supplied by others. It can also include windows, exterior doors, siding, roofing, and other miscellaneous housing items. Full information about Wood Products' products will be available, in the future, on the Internet at www.woodproductscanada.com.

Wood Products incurred a loss in the amount of $57,755 for our most recent quarter ended June 30, 2002. Wood Products had cash in the amount of $49,960 as of June 30, 2002. Prior to filing this registration statement, Wood Products sold 3,375,000 amount of shares for a total of $60,711, thereby providing a cash balance on hand of $39,300 as of September 30, 2002. Wood Products' business plan calls for the spending of approximately $36,000 over the next twelve-month period. All but $2,325.53 of the costs associated with this offering have already been paid. Accordingly, Wood Products has sufficient cash to proceed with the business plan for the 12 months after this registration becomes effective, as detailed in Item 17 - Plan of Operation.

Products and Services

Marketing and distribution of Wood Products' services and products will take place through established small home building contractors currently engaged in the home building industry. The primary markets for distribution will be the United States of America and Germany. Contractors can be found almost everywhere in both of these countries. Wood Products will be able to supply to the small builders services that include an informative website, design and drafting services, and after sales service and warranty.

Management

Currently, Wood Products has a three person Board of Directors. These three Board members have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of Wood Products. Frank Bartek, director of Wood Products, will be responsible for the distribution network in Germany, and Gordon Watts, President and director, will oversee the distribution for the United States. Other than Directors and Officers, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

The Offering

Wood Products, Inc.'s common stock is presently not traded on any market or securities exchange. 3,375,000 shares of common stock are issued and outstanding as of the date of this prospectus. Wood Products plans to offer its shares to the public, with no minimum amount to be sold, and will keep the offering open until December 31, 2002. Wood Products may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective.

Wood Products is offering for sale common stock, at the same time that certain Selling Shareholders may also offer their stock for sale. Selling Shareholders will offer their shares at $.10 per share until such time as a market develops for the stock. Once a market for the stock has developed, the Selling Shareholders will be able to sell their stock at any price, which price may be lower than the offering price for stock for sale by Wood Products. This concurrent offering may adversely affect the ability of Wood Products to sell its stock, which, in turn, may adversely affect the ability of Wood Products to raise money. Wood Products has no arrangement in place to address the effect of this concurrent offering, and this may adversely affect the price of the stock after it is sold. In addition, if Wood Products is unable to sell its stock and raise money, Wood Products may not be able to complete its business plan and may fail.

This offering consists of up to 2,775,000 shares of common stock. Wood Products is offering 300,000 shares at an offering price of $0.10 per share. Current shareholders, as listed on page 9, are offering 2,475,000. There is currently no public market for the common stock. Wood Products intends to apply to have the common stock quoted on either the OTC Bulletin Board or the proposed Bulletin Board Exchange (BBX). No trading symbol has yet been assigned. Selling shareholders will offer their shares at $.10 per share, based on the price at which Wood Products is selling shares, until the shares are quoted on either the OTCBB or the BBX. Once a market develops for the common stock, Selling Shareholders will be able to sell their stock at any price. Officers, Directors or significant investors own none of the shares being offered. Wood Products' Officers and Directors collectively own 900,000 shares of Restricted Common Stock.

There are 3,375,000 shares of common stock issued and outstanding as of the date of this prospectus.

There is currently no market for Wood Products stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

Wood Products is offering for sale common stock, at the same time that certain Selling Shareholders may also offer their stock for sale. Initially, the selling shareholders will be required to sell their shares at a fixed price ($.10 per share) until a market for the shares is developed. Thereafter the Selling Shareholders will be able to sell their stock at any price, which price may be lower than the offering price for stock for sale by Wood Products. This concurrent offering may adversely affect the ability of Wood Products to sell its stock, which, in turn, may adversely affect its ability to raise money. Wood Products has no arrangement in place to address the effect of this concurrent offering, and this may adversely affect the price of the stock after it is sold. In addition, if Wood Products is unable to sell its stock and raise money, it may not be able to complete its business plan and may fail.

If Wood Products cannot produce a profit, the business will fail

Wood Products was incorporated on January 8, 2002. We have never been profitable and have never generated any revenue. As of June 30, 2002, Wood Products had an accumulated deficit of $64,900. It is anticipated that Wood Products will incur increased operating expenses without realizing profitability from sales. Wood Products expects to incur significant losses into the foreseeable future and recognizes that if it is unable to generate significant revenues from planned services, it will not be able to achieve profitability or continue operations and the business will fail.

If Wood Products cannot successfully develop its business plan, the business will fail

Wood Products is a development stage company that is planning to market home building products and packages to the United States and Germany. These conditions raise substantial doubt as to Wood Products' continuing as a going concern. The success of business operations will depend upon Wood Products' ability to complete successful development of its planned business and to attain profitable operations. If Wood Products is not able to complete successful development of its business and attain profitable operations, then its business will fail.

Wood Products may be unable to complete its website, which is necessary to promote and market its products.:

The Wood Products' website, www.woodproductscanada.com is not yet operational. Wood Products intends to use the website as a promotional and marketing tool for its customers to use. Wood Products has allocated $5,000 to develop the website in the next twelve months. Wood Products intends to use the website as an "on-line catalogue" for its customers to be able to view the entire line of product and services. If this website is not available, Wood Products would not be able to adequately market its products and services to potential customers.

Wood Products will rely upon consultants for web-development, and the consultant may not complete the work within the set framework and on time.

Wood Products is also heavily dependent on the web consultant to develop the website in a timely matter within budget. If the consultant does not fulfill his duties, Wood Products may not be able to find another consultant with specific expertise to develop it business plan.

Wood Products' success is dependent on current management, who may be unable to devote sufficient time to the development of Wood Products' business plan, which could cause the business to fail.

Wood Products is heavily dependent on the extensive industry experience that Gordon Watts and Frank Bartek bring to the company. If something were to happen to either of them, it would greatly delay its daily operations until further industry contacts could be established. Furthermore, there is no assurance that suitable people could be found to replace one or either of them. In that instance, Wood Products may be unable to further its business plan.

Additionally, Gordon Watts, James Watts and Frank Bartek operate their own businesses to provide a consistent salary. Both Masseurs Gordon Watts and Bartek have been and continue to expect to be able to commit approximately 25 hours each per week of their time, to the development of Wood Products' business plan in the next twelve months. If management is required to spend additional time with their respective businesses, they may not have sufficient time to devote to Wood Products, and , Wood Products would be unable to develop its business plan.

If Wood Products does not comply with tax exemptions under the North American Free Trade Agreement (NAFTA), it would significantly raise the price of products by approximately 23-39%, and would make Wood Products' goods less competitve in the U.S. market.

Presently Wood Products' products would not be subject to any U.S. duties or Federal taxes under the NAFTA agreement. This exemption only applies to the products if the complete house is shipped all at the same time or in separate related shipments within a 24-hour period. If products are shipped separately, not within a 24-hour period, or additional products are required at a later date, they would be subject to various duties and / or Federal taxes. These duties and / or taxes would affect the cost greatly, currently ranging from 23 - 39% combined, and would greatly increase the price required to complete the sale. Such price increase would make Wood Products' goods less competitive to the U.S. market.

Because a small group of existing stockholders own a majority of the outstanding common stock, future corporate decisions will be controlled by this group, whose interests may differ from the interests of other stockholders, and may be adverse to those other shareholders' interests.

Directors, executive officers and affiliates beneficially own approximately 27% of the outstanding shares of common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these stockholders may differ from the interests of the other stockholders, and they may make decisions, as stockholders, with which the other stockholders may not agree. Such decision may be detrimental to Wood Products' business plan and/or operations and they may cause the business to fail.

There is currently no market for Wood Products' common stock, but if a market for our common stock does develop, our stock price may be volatile

There is currently no market for Wood Products' common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of Wood Products' common stock will be subject to wide fluctuations in response to several factors including:

    The ability to complete the development of Wood Products in order to provide those products to the public;

    The ability to generate revenues from sales;

    The ability to generate brand recognition of the Wood Products products and services and acceptance by consumers;

    Increased competition from competitors who offer competing services; and

    Wood Products' financial condition and results of operations.

Rules Governing Low-Priced Stocks can be restrictive for broker-dealers, and those restrictions May Effect Shareholders' Ability to Resell Shares:

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)), since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These penny-stock rules may discourage broker-dealers from marketing Wood Products' shares and even if broker-dealers are willing to market the shares, the penny-stock rules may make such marketing difficult because of investor concerns or a lack of suitability. If broker-dealers are unwilling or unable to market the shares, the pool of potential buyers will be reduced and investors may find it difficult to resell their shares due to the lack of a public market.

While Wood Products expects to apply for listing on the OTC Bulletin Board, we may not be approved, and even if approved, we may not be approved for trading on the BBX Exchange; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both:

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, and expect to eventually apply to the BBX Exchange when it becomes active in 2003, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the BBX Exchange. Even if we are approved for trading on the OTCBB, if we do not meet the requirements of the BBX Exchange, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

Wood Products' Operations And Assets are located in Canada and not In The United States or Germany, and are therefore subject to risks related to currency variations, changes in the law and the political climate of different countries.

Wood Products' operations and assets are concentrated in Canada, however its plans to develop its business through accessing markets in the United States and Germany. There are inherent legal, political and economic risks in concentrating assets and operations in one country while attempting to develop and build a business in a foreign country. Wood Products will be subject to fluctuations in the exchange rates pertaining to the US dollar, the Canadian dollar and the Euro. Differences in currency values may handicap Wood Products in the development and/or operation of its business, for example, by causing the price of goods, services and transportation to exceed the revenue that can be generated in the target markets respective currencies. Wood Products is also subject to the inherent instability of relations between countries. Such relations may become strained or non-existent and as a result Wood Products may be excluded from its intended markets. Furthermore Wood Products may face changes in the laws of its intended market countries, which may place it at a competitive disadvantage with any local competitors. As a corporation based in a foreign country, Wood Products may face difficulties in obtaining and/or enforcing local judgments it may obtain in its intended market countries.

Wood Product has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.

Wood Products has limited financial resources at present, and has less than $40,000 of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of Wood Products' stock to general administrative functions. If Wood Products is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become listed on the BBX; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships; and retaining and/or compensating professional advisors.

Wood Products has no customers to date, and may not develop sufficient customers to stay in business.

Wood Products has not sold any products, and may be unable to do so in the future. In addition, if Wood Products is unable to develop sufficient customers for its products, it will not generate enough revenue to sustain its business, and may have to adjust its business plan, or it may fail.

Wood Products' Auditor has Expressed Doubts as to Wood Products' Ability to Continue as a Going Concern:

In the opinion of our auditor, since we have not generated revenue from operations, it raises substantial doubt about Wood Products' ability to continue as a going concern.

These risk factors, individually or occurring together, would likely have a substantially negative effect on Wood Products' business and would likely cause it to fail.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. Wood Products uses words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.

ITEM 4. USE OF PROCEEDS

Wood Products intends to raise $30,000 from the sale of 300,000 shares of common stock at $0.10 per share. This offering has a maximum amount of $30,000, and no minimum. Wood Products has no intentions to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that Wood Products has already raised a total of $60,711 from the sale of stock. A total of $35,961 has been raised from the sale of stock to Officers and Directors - this stock is restricted and is not being registered in this offering. In addition, Wood Products has raised $24,750 from the sale of stock to other parties - as detailed in Item 7 - Selling Security Holders. The offering expenses associated with this offering are believed to be $16,525.53. As of September 30, 2002, Wood Products had a balance (less outstanding checks) of $39,300 in cash. This will allow Wood Products to pay the entire expenses of this offer from cash on hand. None of the offering expenses are to be paid out of the proceeds of this offering. As of September 30, 2002, approximately $14,200 of the $16,525.53 has already been spent, thereby leaving an additional $2,325.53 estimated to be spent on this offering before the budgeted expenditures of $36,000 for developing the business plan. This leaves $974.47 (39,300-36,000 - 2,325.53) for general operating expenses while Wood Products waits for this filing to become effective.

One of the purposes of the offering is to create an equity market, which allows Wood Products to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how Wood Products intends to use the proceeds of this offering and is in addition to the amount budgeted for in Item 17 - Plan of Operation. Items are not listed in a priority order.

Item Uses	Amount
Legal and Accounting Fees	$10,000
BBX Listing Fee	5,000
Advertising and Promotion Travel Office and Miscellaneous	7,500 5,000 2,500
Total	$30,000

The above expenditure items are defined as follows:

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with listing on a public exchange, such as the BBX.

BBX Listing Fee: As per the BBX website (www.bbxchange.com), the initial listing fee will be $5,000. However, if Wood Products submits its listing application within 6 months of the BBX launch, the listing fee will be $2,500. For the purpose of this Prospectus, Wood Products is assuming a fee of $5,000.

Advertising and Promotion: This item refers to the cost of providing product and service information through the homebuilders associations, which is necessary to find and retain small builders.

Travel: This item refers to costs associated with the travel necessary to secure business contacts.

Office and Miscellaneous: This item refers to transfer agent fees, office supplies, postage, courier and other miscellaneous costs such as bank service charges or other sundry items.

There is no assurance that Wood Products will raise the full $30,000 as anticipated. The following is the break down of how Management intends to use the proceeds if only 25 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	25%	50%	75%
Legal and Accounting Fees	$ 2,500	$ 10,000	$ 10,000
BBX Listing Fee	5,000	5,000	5,000
Advertising and Promotion	0	0	5,000
Office and Miscellaneous	0	0	2,500
Total	$ 7,500	$ 15,000	$ 22,500

- If 75% of the maximum amount is raised, Wood Products will be able to satisfy the expected costs of listing on the BBX, with still having $7,500 for additional business development.

- If 50% of the maximum amount is raised, Wood Products will be able to satisfy the expected costs of listing on the BBX, with no extra money for additional business development.

- If 25% of the maximum amount is raised, Wood Products will be able to pay the listing fee of $5,000, but will have a cash shortfall in paying the legal and accounting fees related to the BBX listing, as these fees are estimated to be $10,000. This would mean that Wood Products would incur an accounts payable relating to these fees. Wood Products would have to use funds that are allocated towards furthering the business as detailed in Items 16 and 17.

  If less than 25% of the maximum amount is raised, Wood Products will allocate as much as possible to the BBX listing fee first. Any money left over will then be allocated to pay the accountants. Under this scenario, Wood Products would be accruing significant accounting and legal fees. This would force Wood Products to pay accounting fees from money intended for the business development. If Wood Products were unable to pay their accountants they would not be able to continue as a reporting company and would not be able to stay listed on the OTCBB or the proposed BBX.

Selling Shareholders will not be effected if Wood Products is unable to raise any amount of money through this issuance, because Wood Products does not intend to return stock sales proceeds to investors under any circumstances. However, if Wood Products is unable to raise sufficient additional funds from the sale of stock, the Selling Shareholders may find that there is no market developed on the BBX to allow those Selling Shareholders to sell their shares. The money Wood Products has raised thus far from selling stock to its present shareholders will be used, as outlined in Item 17 - Plan of Operations. Any amount of money raised from the sale of up to 300,000 shares, being offered by Wood Products, which is not used directly for the purpose of listing on the BBX, will be used for working capital for furtherance of the business.

ITEM 5. DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. Wood Products' offering price for shares sold pursuant to this offering is set at $0.10. The existing shareholders paid $0.01 per share and the directors of Wood Products paid $0.04 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Wood Product's stock) and the high level of risk considering the lack of operating history of Wood Products. The Selling Shareholders, however, will offer their shares at $0.10, based on the price at which the shares are being offered, until the shares are quoted on either the OTCBB or the BBX at which time they will sell their stock at a price determined by the market, which may not be the same price as is sold by Wood Products. After a market develops the Selling Shareholders will individually determine the price at which they will sell their shares, when and if they decide to sell.

ITEM 6. DILUTION

Wood Products is offering shares of its common stock for $.10 per share through this offering. Over the past five years, its officers, directors and affiliated persons have purchased shares of its common stock for $.001 and $.04 per share. Gordon Watts purchased 1,000 shares at $.001 per share January 9, 2002, and purchased 299,000 shares at $.04 per share on June 3, 2002. James Watts and Frank Bartek purchased 300,000 shares each at $.04 per share on June 3, 2002.

The net tangible book value per share at June 30, 2002 (based on 3,375,000 shares of common stock issued in July 2002, but subscribed for and cash received in June 2002)was $0.01. Assuming all shares are sold in this offering, there will be an immediate increase in net tangible book value attributable to shares owned as at June 30, 2002 of $18,762, or $0.01 per share resulting in a net tangible book value per share of $0.02. Accordingly, there will be an immediate dilution of $0.08 per share that will be absorbed by the purchasers of shares from Wood Products, which equals an eighty percent (80%) dilution value per share, if all shares under this offering are sold.

Assuming, less than the full amount of the offering are sold, dilution will be as follows:

Percentage Sold	Proceeds	Tangible Book Value per share	Dilution/share

75%	$11,262	$0.02	$0.08
50%	$3,762	$0.01	$0.09
25%	$(3,738)	$0.01	$0.09

The proceeds from the offering at the percentages sold above are reduced in each case by $11,237.53, being the estimated additional costs of equity to be incurred subsequent to June 30, 2002 by our company in connection with the offering. A reduction in our cost is not anticipated if we cannot fully sell the offering.

ITEM 7. SELLING SHAREHOLDERS

The Selling Shareholders named in this prospectus are offering 2,475,000 of the 2,775,000 shares of common stock offered through this prospectus. The shares include the following:

1. 2,475,000 shares of Wood Products' common stock that the Selling Shareholders acquired from Wood Products in an offering that was relied upon as being exempt from registration under Regulation D of the Securities Act of 1933, and completed on June 1, 2002.

The remaining selling shareholders may be deemed to be underwriters within the definition of Section 2(a)(11) of the Securities Act. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

The following table provides as of June 1, 2002, information regarding the beneficial ownership of the common stock held by each of the selling shareholders, including:

1. number of shares owned by each prior to this offering;

2. position with issuer;

3. total number of shares that are to be offered for each;

4. total number of shares that will be owned by each upon completion of the offering;

5. percentage owned by each; and

6. identity of the beneficial holder of any entity that owns the shares.

Name and Address of Selling Shareholders.	Relationship with Management	Position with Issuer.	Shares owned prior to this offering.	Total number of shares to be offered for selling shareholders' account	Total shares to be owned upon completion of this offering	Percent Owned Upon Completion of this offering
Norman Brown 3 - 6250 48A Ave. Delta, BC V4K 4W2	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Bostislaw (Ross) Vana 301 - 9940 151 St. Surrey, BC V3R 0V3	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Falko Rehm 4431 Garry St. Richmond, BC V7E 2T9	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Ondrej Byrtus 16122 86B Ave. Surrey, BC V4N 1B1	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Heather Nichini 4680 W. 8th Ave. Vancouver, BC V6R 2A7	Gordon Watts - Daughter	None	75,000	75,000	0	0%
Tanis Cornwall 14846 Roper Ave. White Rock, BC V4B 2E2	Gordon Watts - Business Associate	None	100,000	100,000	0	0%
Nanuk Warman #506 - 3495 Cambie St. Vancouver, BC V5Z 4R3	Gordon Watts - Business Associate	None	100,000	100,000	0	0%
Onelis Estevez Leyva #506 - 3495 Cambie St. Vancouver, BC V5Z 4R3	Gordon Watts - Wife of Existing Shareholder	None	100,000	100,000	0	0%
Kathryn Rayher #305 - 1958 Barclay St. Vancouver, BC V6G 1L3	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Linda Schmidt General Delivery Burns Lake, BC V0J 1E0	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Ajaib Gill 10627 138 A Street Surrey, BC V3T 4L2	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Triantayhous Groumoutis 1577 W. 4th Ave. Vancouver, BC V6J 1L6	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Robert Lalich 14846 Roper Ave. White Rock, BC V4B 2E2	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Carina Neumann #302 - 549 Dansey Ave. Coquitlam, BC V3K 3G1	Gordon Watts - Niece of existing shareholder	None	50,000	50,000	0	0%
Marguerite Morrison PO Box 203 South Hazelton, BC V0J 2R0	Gordon Watts - Friend of existing shareholder	None	50,000	50,000	0	0%
Erin Jeffery 409-1880 E. Kent Ave S. Vancouver, BC V5P 2S7	Gordon Watts - Niece of Existing Shareholder	None	50,000	50,000	0	0%
Liane Wong #706 - 260 Doris Ave. Toronto, ON M2N 6X9	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Aaron Bomke 12257 134th Street Edmonton, AB T5L 1T8	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Shawna Meade PO Box 94 1475 Beatrice Way Shawnigan Lake, BC V0R 2W0	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Karanjeet Suman 12257 134th Street Edmonton, AB T5L 1T8	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Arthur A. Bomke 4453 James Street Vancouver, BC V5V 3H9	Gordon Watts - Parent of Existing Shareholder	None	50,000	50,000	0	0%
Carol R. Bomke 4453 James Street Vancouver, BC V5V 3H9	Gordon Watts - Parent of Existing Shareholder	None	50,000	50,000	0	0%
Henry Smitsdorff #412 - 1028 Alberni St. Vancouver, BC V6E 1A3	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Gisele Boyer #412 - 1028 Alberni St. Vancouver, BC V6E 1A3	Gordon Watts - Wife of Existing Shareholder	None	75,000	75,000	0	0%
Sebastian Smitsdorff 2331 Trafalgar Street Vancouver, BC V6K 3T1	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
John Watts Apt. 1601 6707 Elbow Dr. S.W. Calgary, AB T2U 0E5	Gordon Watts - Son	None	50,000	50,000	0	0%
Robert Watts #85 - 3711 Robson Crt. Richmond, BC V7C 5T8	Gordon Watts - Son	None	50,000	50,000	0	0%
Sandra Poole #85 - 3711 Robson Crt. Richmond, BC V7C 5T8	Gordon Watts - Wife of existing shareholder	None	50,000	50,000	0	0%
Lloyd Dedemus 7063 Malibu Drive Burnaby, BC V5A 1A2	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Dennis Moore 823 Norfolk Street Coquitlam, BC V3J 4T5	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Chad Conley #8 - 3490 Smith Ave. Burnaby, BC V3G 2T3	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
John H. Drinnan 708 Juniper Place Tsawwassen, BC V4L LJ2	Gordon Watts - Friend	None	75,000	75,000	0	0%
Richard Dedemus 2167 Lorraine Street Coquitlam, BC V3S 4T5	Gordon Watts - Son of Existing Shareholder	None	75,000	75,000	0	0%
Alnoor Bhimj 1928 Westview Drive West Vancouver, BC V7M 3A9	Gordon Watts ' Business Associate	None	75,000	75,000	0	0%
Mary Campbell 8040 Fairdell Cr. Richmond, BC V7C 1W4	Gordon Watts - Business Associate	None	50,000	50,000	0	0%

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that all shares offered are sold. The percentages are based on 3,375,000 shares of common stock outstanding on June 3, 2002. The 3,375,000 figure includes 900,000 common shares currently owned by Officers and Directors. These 900,000 shares are restricted and are not being registered in this offering.

None of the selling shareholders or their beneficial owners:

    has had a material relationship with Wood Products, other than as a shareholder at any time within the past three years; or

    has ever been an Officer or Director of Wood Products or any of its predecessors or affiliates.

ITEM 8. PLAN OF DISTRIBUTION

Two separate offerings of Wood Products' shares will be held concurrently. One offering consists of a maximum number of 2,475,000 shares being offered by current shareholders at $.10 per share. The second offering consists of a maxim number of 300,000 shares being offered by Wood Products of $.10 per share.

Company Offering

Wood Products is offering for sale common stock, at the same time that certain Selling Shareholders may also offer their stock for sale. If Wood Products is unable to sell its stock and raise money, it may not be able to complete its business plan and may fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by Wood Products. All of these shares will be issued to business associates, friends, and family of current Wood Products' shareholders and principles. The Officers and Directors of Wood Products, Masseurs Watts, Watts, and Bartek, will not register as broker-dealers in connection with this offering. Masseurs Watts, Watts, and Bartek will not be deemed to be brokers pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

Selling Shareholders Offering

Selling Shareholders, as listed on page 9, are offering 2,475,000 shares of Wood Products' common stock. There is currently no public market for Wood Products' stock. Until such time as a market does develop, Selling Shareholders will sell their shares at a fixed price of $.10 per share. Once a market develops, the Selling Shareholders will be able to sell their stock at any price, which price may be lower than the offering price for stock for sale by Wood Products. This concurrent offering may adversely affect the ability of Wood Products to sell its stock, which, in turn, may adversely affect the ability of Wood Products to raise money. Wood Products has no arrangement in place to address the effect of this concurrent offering, and this may adversely affect the price of the stock after it is sold.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by current shareholders.

The Selling Shareholders will be selling 2,475,000 of the 2,775,000 shares offered in this prospectus, and 2,475,000 of the 3,675,000 total shares that will be outstanding if all of the shares to be sold by Wood Products are sold. The Selling Shareholders will be selling 89.2% of the stock being sold in this offering, and 67.3% of the total shares that will be outstanding, if all of the shares to be sold by Wood Products are sold. The shares being sold by the Selling Shareholders will be sold individually by each shareholder, based on market prices and conditions once the shares are registered on an exchange, and will not necessarily be dependant on the price for which Wood Products is offering the shares. Selling shareholders will sell their stock at a fixed price of $.10 per share until a market has developed. After a market for Wood Products' shares has developed will the selling shareholders be able to sell at market prices. If the shares sold by the Selling Shareholders are sold for a price that is less than the price for which Wood Products is selling its stock, Wood Products may not be able to sell its stock, and raise the necessary cash to complete its business development. In such event, the business may fail.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

ITEM 9. LEGAL PROCEEDINGS

Wood Products is not currently a party to any legal proceedings. Wood Products' agent for service of process in Nevada is Corporation Trust Company of Nevada, 6100 Neil Road #500, Reno, Nevada 89511.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Wood Products' executive officers and directors and their respective ages as of August 15, 2002, are as follows:

Directors:

Name of Director	Age
Gordon William Watts James Gordon Watts Frank Bartek	68 40 47

Executive Officers:

Name of Officer	Age	Office
Gordon William Watts	68	President
James Gordon Watts	40	CFO, Secretary and Treasurer

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Gordon Watts, President, Member of the Board of Directors, age 68.

Mr. Watts has been in the residential housing and light commercial building business for over 45 years. He has been shipping and building homes in the U.S. since 1984. In 1989 he and his wife formed Watts Development Corporation, incorporated in British Columbia, Canada. Since inception, Mr. Watts has been secretary, treasurer, and managing director of the company. Mr. Watts expanded this business in 1995, to include shipping homes to China, Japan, and Germany. Watts Development Corporation is strictly a building management company. The company currently buys its building products from "packaged-home" building companies.

Both Watts Development and Bartek Hausbau buy packaged homes from other packaged home suppliers. As these companies are both users of packaged homes, Messieurs Watts and Bartek felt there was an opportunity to join forces to produce packaged homes. Watts Development and Bartek Hausebau would be customers of Woods Products. Watts Development and Bartek Hausebau will not be competitors of Wood Products.

Mr. Watts will be allocating his time to Wood Products on a priority basis over his running of Watts Development. As of this filing, Mr. Watts has been allocating approximately 25 hours per week to Wood Products and anticipates doing so during the development of the business plan. Mr. Watts will not be charging Wood Products for his time in the next twelve months.

James Watts, Chief Financial Officer, Secretary and Treasurer, Member of the Board of Directors, age 40, son of Gordon Watts.

Mr. James Watts has been in the transportation industry since 1982. He joined Vancouver Courier Ltd in 1982 as a driver/owner. In September of 1982, he became the dispatcher for Vancouver Courier. In October 1983, James Watts was made General Manager. It was in this position that he was able to negotiate and acquire the delivery contract for Purolator Courier in Vancouver and surrounding area. This contract made Vancouver Courier responsible for all Purolator deliveries within this area. In the summer of 1990, Purolator Courier took over the delivery themselves. This transition took a few months and in December of 1990, James Watts left Vancouver Courier Ltd.

Since then, Mr. Watts has formed the following companies

1993 - Formed and operated Whistler Towing Company and sold the company in 2000.

2000 - Formed and currently operates Fastpark, which is a local parking management company.

Mr. Watts, will be able to spend 5 to 10 hours per week on the development of Wood Products. Mr. Watts will not be charging Wood Products for his time in the next twelve months.

Frank Bartek, Member of the Board of Directors, age 47.

Mr. Bartek graduated from the British Columbia Institute of Technology (BCIT), located in Burnaby B.C., in 1980 with a Diploma in Plumbing and Heating. In 1981, he formed B & S Enterprises for the purpose of running a plumbing and heating contracting business. In 1995, he first worked in Germany as a plumbing and heating contractor. Mr. Bartek is still running B & S Enterprises in Germany as a plumbing and heating contractor.

1998 - After seeing the opportunities to build German style homes with Canadian materials and methods he moved to Germany.

2000 - Mr. Bartek founded his own building company in Germany, Bartek Hausbau GmbH ("Bartek Hausbau").

Mr. Bartek, has been and will continue to spend up to 25 hours per week on the development of Wood Products. Mr. Bartek will not be charging Wood Products for his time in the next twelve months.

None of Wood Products' Directors or executive officers have been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

Employment Agreements

N/A

Significant Employees

Wood Products has no significant employees other than the officers and directors described above, whose time and efforts are being provided to Wood Products without compensation.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Wood Products to own more than 5% of the outstanding common stock as of October 10, 2002 , and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Gordon Watts* 8360 Fairfax Place, Richmond, B.C. Canada, V7C 3Z1	300,000 shares	8.9%
Common Stock	James Watts, P.O. Box 64, Whistler, B.C. Canada, V0N 1B0	300,000 shares	8.9%
Common Stock	Frank Bartek Georg-August-Moller-SH-92, Bad Hersfeld, 36251, German	300,000 shares	8.9%
Common Stock	All Officers and Directors as a Group that consists of 3 people.	900,000 shares	26.7%
Common Stock	Nanuk Warman & Onelis Estevez Leyva** #506 - 3495 Cambie Street, Vancouver, B.C. Canada, V5Z 4R3	200,000 shares	5.9%
Common Stock	Tanis Cornwall & Robert Lalich*** 14846 Roper Ave., White Rock, B.C. Canada, V4B 2E2	175,000 shares	5.2%

* None of the children of Gordon Watts live with him, and he has disclaimed any beneficial ownership of any stock owned by any such child.

** Nanuk Warman and Onelis Estevez Leyva are husband and wife and own their common stock separately, but are reporting as one beneficial owner.

*** Tanis Cornwall and Robert Lalich are husband and wife and own their common stock separately, but are reporting as one beneficial owner.

The percent of class is based on 3,375,000 shares of common stock issued and outstanding as of October 10, 2002.

ITEM 12. DESCRIPTION OF SECURITIES

General

The authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of July 31, 2002, 3,375,000 shares of common stock issued and outstanding were held by approximately thirty-eight (38) stockholders of record.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Wood Products capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

ITEM 13. INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons Law Firm, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Wood Products issuance of common stock.

The financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Dunwoody, LLP, independent chartered accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Wood Products' ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As permitted by Nevada Statutes, Wood Products may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Wood Products directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Wood Products pursuant to the foregoing provisions. Wood Products has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Wood Products will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. Wood Products will then be governed by the court's decision.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

Wood Products was incorporated on January 8, 2002, under the laws of the state of Nevada.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Wood Products. No assets will be or are expected to be acquired from any promoter on behalf of Wood Products. In addition, see Certain Relationships and Related Transactions, Item 19, below.

ITEM 16: DESCRIPTION OF BUSINESS

Business Development

Wood Products Inc. was incorporated on January 8, 2002, in the state of Nevada. Wood Products has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Wood Products has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Wood Products is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Business of Issuer

Wood Products' objective is to pursue the assembly of quality packaged homes and the supply of component material packages in Canada for export to customers worldwide. Packaged homes will be custom shipments of framing, lumber, and finishing components, which will be assembled on the building site. Standard packages are designed to be affordable, with step-by-step instructions, and compliant with local building regulations. Wood Products will source all the products and services for resale and will not be carrying any inventories.

Principal Products, Services and Their Markets

Wood Products' objective is to competitively supply Canadian building products for shipment around the world. The supplies will be shipped directly from the suppliers in the following forms: precut home packages, prefabricated packaged homes, whole log and shaped log packages. Wood Products is also going to offer the following services: design and drafting, competitive pricing, packaging, and shipping.

Precut Home Packages

A precut (stick-built) home package will usually include the lumber to frame the house. This lumber is normally shipped in specified lengths to frame the house on a foundation supplied by others. It can also include windows, exterior doors, siding and roofing materials. Wood Products can also include inside finishing materials such as interior doors, trims, closet shelving, kitchen and bathroom cabinets and flooring finishes. The construction of a house made from the precut packages will occur on the building site. Individual packages will be marked as to what the material is for and showing on the drawings how it is used and where in the process of construction it is to be used.

Prefabricated Packaged Homes

Prefabricated packaged homes are the same as precut packages except that Wood Products will have the exterior walls pre-built in four or eight foot sections. These sections are plywood clad and can have the windows and doors installed and also have the siding applied. Wood Products will contract out all their pre-assembly work before shipping. And like the precut packages, prefabricated homes will be constructed on site. Individual packages will be marked as to what the material is for and showing on the drawings how it is used and where in the process of construction it is to be used.

Whole Log Home Packages

Log home packages are the same as the precut packages but are built with whole logs of Western red cedar, Douglas fir and can also be sourced in other species. These logs run in sizes from 10-inch to 20-inch diameter and can range in lengths to 30 feet. Whole log homes are built in the factory then taken apart and marked for easy on-site reconstruction. This includes all interior and exterior walls that are built of whole logs. Individual packages will be marked as to what the material is for and showing on the drawings how it is used and where in the process of construction it is to be used.

Shaped Log Home Packages

Shaped log home packages are the same as the precut packages, which also include the inside wall material and are built with shaped logs of Western red cedar, Douglas fir or other species as requested. The packages are not factory assembled before shipping. These logs usually run 4 to 12 inches in thickness. Individual packages will be marked as to what the material is for and showing on the drawings how it is used and where in the process of construction it is to be used.

Wood Products will also source and supply container or truckload shipments of any building material such as lumber, wood trusses, kitchen and bathroom cabinets, pre-hung and/or finished doors and interior trim, exterior finishing materials (siding, etc.), windows, hardware and other housing components. Standard packages are designed to be affordable, easy to build and ship, and compliant with local building regulations. All packages will be built from locally approved building plans in the destination for which they will be assembled.

Wood Products is going to offer the following services: design and drafting, competitive pricing, packaging, and shipping.

    Design and drafting: Wood Products will only ship packages on approved designs. Most small builders and individuals will have their locally approved plans prior to ordering a package. However, for those that require design and drafting work, Wood Products can provide this service through contract staff that in turn forward the complete plans to the customer for local approval.

    Packaging: Individual packages will be marked as to what the material is for and showing on the drawings how it is used and where in the process of construction it is to be used.

In the first two years, the market is to be Germany and the United States. In Germany, Wood Products intends to sell wood framed homes, as they are less expensive and quicker to build (three to six months), than standard German masonry homes, which take twelve to eighteen months. In the United States, the lower Canadian dollar and the NAFTA agreement make building material packages very competitive.

Distribution Methods of the Products and Services

Distribution in Wood Products' two primary markets, the United States and Germany, will be through individual building contractors. In Germany, Frank Bartek, director of Wood Products, will coordinate the distribution network. Mr. Bartek is also the sole proprietor of Bartek Hausbau GmbH, which is a home building contracting company in Germany. For U.S. distribution, Vancouver-based Gordon Watts, President and director of Wood Products, will oversee operations. As we develop a following of small builders, we can help them offer additional services such as an informative website, design and drafting services, competitive pricing based on high volume, and after-sale service and warranty.

Shipping within North America is usually shipped on flat-decked semi-trailer trucks, which are covered by a tarp to keep the products free from weather and road grime. For overseas shipments they will be loaded into 40-foot containers. Whole log homes are placed into open top containers. All containers shipped to Europe are by sea from Vancouver, B.C., Canada or Seattle, WA.

Competition and Competitive Strategy

In past decades, packaged homes have been a small subset of the pre-fabricated home market. Pre-fabrication involves factory assembled wall panels and other components, following rigid designs supplied by the manufacturer. Packaging is different from this in two main ways: the architectural design of a packaged home is totally customized; and there is no pre-assembly of structural components.

Wood Products' market will be strictly with small builders and individual home clients. Wood Products will be able to offer the same services as a larger company.

The packaged home business is very competitive in the retail homeowner side of the business as it is also very profitable. Most companies, such as Lindal Cedar Homes, work with very high end products and supply only materials that they make themselves. Lindal Cedar Homes, like many packaged home suppliers, are very rigid on what they ship versus what the customer may want. Both Masseurs Watts and Bartek, through their companies Watts Development and Bartek Hausbau, have many years experience in sourcing and buying packaged homes from various suppliers. It is because of these experiences that they are developing Wood Products to enter this market and to be competitive.

Wood Products will be a packaging supplier that will source the material that the small builder specifies. With the individual home client (retail homeowner), Wood Products will work with them to select the materials that suit their needs at a price they can afford. Wood Products will be able to supply any kind of wood structure, such as precut packages to whole log packages. The packages can be anything from just a wood frame to a completed building. Wood Products will attempt to retain the small builder for future projects by offering a volume discount plan. Wood Products does not imagine that the individual home client will be a repeat customer. This volume discount plan will be reviewed on a case-by-case basis. It will further be dependent on the volume discounts we can get from the suppliers, if any.

Sources and Availability of Products and Supplies

Sourcing of components will be based in Vancouver B.C. Canada, which is the headquarters for Wood Products and also a hub of operations for many of Canada's premier lumber manufacturers. We will also use a large number of consolidators from Vancouver, B.C., for wood and supplies.

All supplied framing lumber in Wood Products' package houses will consist of British Columbia fir, Grade II or better. Hemlock, spruce, and pine may also be included. For finishing materials, customers will have a full range of products available to choose from in the Wood Products online catalogue, at www.woodproductscanada.com.

Sourcing and Payment Terms

Wood Products anticipates the following payment terms from our customers:

  Precut and prefabricated packages. Upon receipt of approved building plans a materials list is produced and returned along with a quote to the customer. Upon acceptance of the quote, the customer will be required to send 25% as a deposit. When the package is ready for shipment, the remaining 75% is required 5 days before the shipping date.

  Whole and shaped log packages. The plans will be designed by Wood Products through an independent design contractor. For this service Wood Products would require a $2,000 CAD deposit. Upon approval of the plans by the customer and the local government, 60% of the quoted price is then required as a deposit. The balance is due 5 days prior to the shipping date.

These are the same financial terms that the suppliers will demand of Wood Products.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that Wood Products plans to provide that would give cause for any patent, trademark or license infringements or violations. Wood Products has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls, Approvals, and Regulations

Where local government approval is necessary, the small builder will be responsible and will in most cases already be approved. This approval will be sent to Wood Products before any material is shipped.

Government regulations are not a problem on the whole. The industry is governed by local building codes, which in turn are based on engineering standards that are universal from one country to another. Energy efficient, environmentally friendly and design-oriented materials will be used in the package homes. Export standards, as set by the Council of Forest Industries, will be followed. All lumber will be #2 or better as graded by the Council of Forest Industries inspectors. Wood Products will also only ship lumber that has been kiln dried and all wane edges have been removed. Whole and shaped logs are finished to the specifications of the customer, as there are no required export standards.

Research and Development Activities and Costs

Wood Products has spent $1,339 on website development and expects to spend an additional $5,000 over the next twelve months. Most of the website development for layout, colors, links, and navigational functions have been or are being completed within the $1,339 and for the most part can be viewed at 'www.woodproductscanada.com'. The general public cannot view areas that are under development.

Compliance With Environmental Laws

There are no appreciable costs or effects with compliance to environmental laws.

Website Consultant

As of May 1, 2002, Wood Products has hired Gavin Froome to

  design, construct and implement the website.

  create and optimize graphics interface and HTML files to be uploaded onto web server.

  create navigation functionality and link set up onto multiple HTML pages.

  incorporate banner links to other related sites (when available).

  design corporate logo.

The fee for the consultant is $50 CAD per hour as needed by Wood Products. The total amount paid as of June 30, 2002, is $2,000 CAD ($1,339 US).

Employees

Other than Wood Products' Directors and Executive Officers who are currently donating their time to the development of the Company, there are no employees of the Company. Wood Products has no intention to hire employees until the business has been successfully launched with sales revenues flowing into it. Wood Products' Officers and Directors intend to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of the products. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

REPORTS TO SECURITY HOLDERS.

Wood Products is not required to provide annual reports to security holders. After the registration of the shares to be sold by way of this prospectus, Wood Products is expected to be fully reporting and will make available an annual report in the form of its report on Form 10-KSB, which will include audited financial statements.

Upon effectiveness of this Form SB-2, Wood Products expects to be subject to the reporting requirements of the Securities and Exchange Commission ("SEC") and will file reports including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Event Reports on Form 8-K, and Proxy Statements on Schedule 14.

The public may read and copy any materials Wood Products files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The Public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the address of that site is www.sec.gov.

ITEM 17. PLAN OF OPERATION

The building industry consists of two sectors: suppliers and builders. Wood Products will provide the services required to blend the supply sector with the building sector.

Wood Products plans to market its material packages through a network of small builders and individual home clients in the United States and Germany. Gaining access to this network will be accomplished by accessing the homebuilder's association lists. Some of the lists are free and fully available on the Internet, while others require a subscription. This will lessen the financial pressure on Wood Products, as there will be no need to license and train employees or to provide equipment, facilities and administrative support for a large workforce.

The website, for the next 12 months, is the cornerstone of Wood Products' marketing plan. Wood Products will attempt to drive potential customers to the website through search engines, such as www.google.com, and by telephoning, faxing, and/or emailing the names provided by the homebuilder's association lists.

Two of the directors of Wood Products have a strong background in construction, purchasing, and packaging of building materials. Gordon Watts has been involved in construction and supply of wood framed dwellings for the past 40 years. Mr. Watts, who is based in Vancouver, B.C., will be responsible for the development of the U.S. market. Frank Bartek has been involved in the building industry for the past 20 years. Mr. Bartek, who is based in Germany, will be responsible for the development, sales, and construction of residential dwellings in Germany.

Mr. Watts and Mr. Bartek have many years of experience and contacts, which enable them to supply the services as the supply of materials, drafting, packaging, and shipping.

During the first year of operations, Wood Products will concentrate its efforts on website development and soliciting building contractors through the homebuilder's association lists. At present Wood Products is pursuing the development of a website and a catalogue of house plans that are compatible with the styles of homes in the countries of the U.S. and Germany. Wood Products has spent $1,339 on website development to June 30, 2002 and expects to spend an additional $5,000 over the next twelve months. Most of the website development for layout, colors, links, and navigational functions have been or are being completed within the $1,339 and for the most part can be viewed at www.woodproductscanada.com. The general public cannot view areas that are under development. These areas are "what we do", "homes", and "interiors". In the first six months, Wood Products intends to develop these areas so that they can be shown on the website to the public and/or prospective customers. Wood Products will be spending the majority of the time developing the "homes" section, whereby it will be developing and cataloging detailed 3-D sketches in black and white. Once these sections are completed the website will be operational. During the second six months, Wood Products will only being doing minor "cosmetic" changes as well as adding necessary content.

In the second six months of the Plan of Operations, Wood Products will concentrate its efforts on soliciting building contractors through the homebuilder's association lists. Wood Products has budgeted $2,500 for advertising and promotion related to finding these small building contractors. It is the intention of Wood Products to attempt to generate sources of revenue during this period. During the second year of operations, Wood Products intends to be fully operational, with established sources of revenue.

At the present time, Wood Products has sufficient funds for the next twelve months of operations. This assumption is based on the fact that, as of September 30, 2002, Wood Products had cash on hand (less outstanding checks) of $39,300. As per Item 25, Wood Products intends to spend $16,525.53 related to this offering. As of September 30, 2002, approximately $14,200 of the $16,525.53 has already been spent, thereby leaving an additional $2,325.53 estimated to be spent on this offering before the budgeted expenditures of $36,000 for developing the business plan. This leaves $974.47 (39,300 - 36,000 - 2,325.53) for general operating expenses while Wood Products waits for this filing to become effective. However, as explained in Note 1 of the June 30, 2002, financial statements, Wood Products has no established source of revenue and has suffered an operating loss in its initial periods of operations.

Wood Products has no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring a significant number of employees during the first year of operations.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity for the twelve (12) month period upon effectiveness of this Registration Statement.

Expenditure Item	Amount
Legal and Accounting Fees	$16,000
Consulting and Professional Fees	2,500
Advertising and Promotional Expenses	2,500
Communications Expenses	3,000
Website Development	5,000
Office, Rent, and Miscellaneous Expenses	5,000
Blue Sky Fee	2,000
Total	$36,000

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company. Wood Products expects to incur and pay these expenditures throughout the year.

Consulting and Professional Fees: These fees refer to the cost of consulting with industry experts.

Advertising and Promotional Expenses: This item refers to the cost of providing product and service information through the homebuilders associations, which is necessary to find small builders.

Communications Expenses: This item refers to telecommunication, website hosting, and all other related forms of communication costs.

Website Development: This item refers to all costs associated with Wood Products' website development.

Office, Rent, and Miscellaneous Expenses: This item refers to office rent of $150 per month, transfer agent fees, office supplies, postage, courier and other miscellaneous costs that have not been otherwise listed - such as bank service charges or other sundry items.

Blue Sky Fee: This expense will only be used should Wood Products want to offer some of the 300,000 shares, being registered by this filing, to investors in the United States.

ITEM 18. DESCRIPTION OF PROPERTY

Wood Products' principal place of business and corporate offices occupy approximately 50 sq. ft. of a 1,000 sq. ft. office at Suite 186 - 8120 #2 Road, Richmond, B.C., Canada, V7B 5J8. The telephone number is (604) 908-1990. This office is used by Gordon Watts, which is rented from Bernardo Yaw, an un-affiliated person, at $150.00 per month on a month-to-month lease. This lease became effective as of May 1, 2002. Wood Products does not own any real property.

Wood Products does not have any investments or interests in any real estate. Wood Products does not invest in real estate mortgages, nor does it invest in Securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Masseurs Watts, Watts, and Bartek, as founders of Wood Products, are considered promoters with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Wood Products. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-Any of the directors or officers;

-Any person proposed as a nominee for election as a director;

-Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

-Any of the promoters;

-Any relative or spouse of any of the foregoing persons who have the same house as such person.

Gordon Watts loaned Wood Products $1,199 , which was used for incorporating Wood Products. The loan owing to Mr. Watts was repaid during the quarter ended June 30, 2002. As at June 30, 2002, Wood Products no longer owes money to a stockholder.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Wood Products anticipates applying for trading of the common stock on either the OTCBB or the BBX upon the effectiveness of the registration statement of which this prospectus forms a part. However, Wood Products can provide no assurance that the shares will be traded on the OTCBB or BBX or, if traded, that a public market will materialize.

Holders of The Common Stock

As of the date of this registration statement, Wood Products had thirty-eight (38) registered shareholders.

Rule 144 Shares

No shares of stock are currently available for resale under Rule 144 of the Act. A total of 1,000 shares of the common stock will be available for resale to the public after January 9, 2004, in accordance with the volume and trading limitations of Rule 144. A total of 899,000 shares of the common stock will be available for resale to the public after June 3, 2004, in accordance with the volume and trading limitations of Rule 144. In general, under Rule 144 as currently in effect, an officer, director or owner of 10% or more of commons stock who has beneficially owned shares of a company's common stock for at least two years is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of Wood Products' common stock then outstanding which will equal approximately 36,750 shares as of the date of this prospectus; or

2. the average weekly trading volume of Wood Products' common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Wood Products.

Under Rule 144(k), a person who is not one of Wood Products' affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, Wood Products has not granted any stock options.

Registration Rights

Wood Products has not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in Wood Products' articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. Wood Products would not be able to pay its debts as they become due in the usual course of business; or

2. Wood Products' total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Wood Products has not declared any dividends, and does not plan to declare any dividends in the foreseeable future.

ITEM 21. EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Gordon William Watts, Director, President	2002	0	0	0	0	0	0	$17,940
James Gordon Watts, Director, Secretary, Treasurer	2002	0	0	0	0	0	0	$18,000
Frank Bartek, Director	2002	0	0	0	0	0	0	$18,000

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the fiscal period ended March 31, 2002. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended March 31, 2002. The directors have been deemed to have received compensation in the form of the difference between the price they paid for their shares in June 2002, and the price the shares are offered by Wood Products to the public by way of this registration.

Stock Option Grants

Wood Products did not grant any stock options to the executive officers during the most recent fiscal period ended June 30, 2002. Wood Products has also not granted any stock options to the executive officers since incorporation, January 8, 2002.

Employment Agreements

There are no employment agreements

ITEM 22. FINANCIAL STATEMENTS

Index to Financial Statements included herewith:

Unaudited Financial Statements for the three-month period ended June 30, 2002, and Audited Financial Statements for the period from January 8, 2002 (incorporation) to March 31, 2002 including:

Independent Auditors' Report

Financial Statements

Balance Sheets

Statements of Changes in Capital Deficit

Statements of Operations

Statements of Cash Flows

Summary of Significant Accounting Policies

Notes to the Financial Statement

Wood Products, Inc.

(A Development Stage Company)

Financial Statements

For the three-month period ended June 30, 2002

and the period from January 8, 2002

(incorporation) to March 31, 2002

(Unaudited - Expressed in US Dollars)

Contents

Financial Statements

Auditors' Report

Balance Sheets

Statements of Changes in Stockholder's Equity (Capital Deficit)

Statements of Operations

Statements of Cash Flows

Summary of Significant Accounting Policies

Notes to the Financial Statements

Independent Auditors' Report

To the Directors and Stockholders of

Wood Products, Inc.

(A Development Stage Company)

We have audited the Balance Sheet of Wood Products, Inc. (a development stage company) as at March 31, 2002 and the Statements of Changes in Stockholder's Equity (Capital Deficit), Operations and Cash Flows for the period from January 8, 2002 (incorporation) to March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Wood Products, Inc. (a development stage company) as at March 31, 2002 and the results of its operations, changes in stockholder's equity (capital deficit) and cash flows for the period from January 8, 2002 (incorporation) to March 31, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company was recently incorporated, and has no established source of revenue and suffered an operating loss in its initial period of operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada

May 27, 2002

Wood Products, Inc.

(A Development Stage Company)

Balance Sheets

(Expressed in US Dollars)
	June 30, 2002	March 31, 2002
	(Unaudited)
Assets

Current
Cash	$49,960	$932

Deferred offering costs	5,288	--

Total assets	$55,248	$932

Liabilities and Stockholders' Equity (Capital Deficit)

Liabilities

Current
Accounts payable and accrued liabilities	$5,497	$6,127
Due to stockholder (Note 2)	--	1,199

Total liabilities	5,479	7,326

Stockholder's Equity (Capital Deficit)
Share capital
Authorized
100,000,000 common shares, par value $0.001
Issued and outstanding
1,000 common shares	1	1
Shares to be issued (Note 3)	60,710	750
Additional paid-in capital (Note 4)	53,940	--
Deficit accumulated in the development stage	(64,900)	(7,145)

Total stockholder's equity (capital deficit)	49,751	(6,394)

Total Liabilities and Stockholder's Equity (Capital Deficit)	$55,248	$932

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements

Wood Products, Inc.

(A Development Stage Company)

Statements of Changes in Stockholder's Equity (Capital Deficit)

(Expressed in US Dollars)
From the period January 8, 2002 (incorporation) to June 30, 2002

	Common Shares		Shares to be Issued	Additional Paid-in Capital	Deficit Accumulated in the Development Stage	Total Stockholders' Equity (Capital Deficit)
	Shares	Amount

Issuance of common shares at $0.001 on incorporation	1,000	$ 1	$ -	$ -	$ -	$ 1

Shares to be issued (Note 3)	-	-	750	-	-	750
Net loss and comprehensive loss for the period	-	-	-	-	(7,145)	(7,145)
Balance, March 31, 2002	1,000	1	750	-	(7,145)	(6,394)
Shares to be issued (Note 3)	-	-	59,960	-	-	59,960
Additional paid-in capital (Note 4)	-	-	-	53,940	-	53,940
Net loss and comprehensive loss for the period	-	-	-	-	(57,755)	(57,755)
Balance, June 30, 2002 (unaudited)	1,000	$ 1	$ 60,710	$ 53,940	$ (64,900)	$ 49,751

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements

Wood Products, Inc.

(A Development Stage Company)

Statements of Operations

(Expressed in US Dollars)

		Three-month period ended June 30 2002	Period from January 8 2002 (incorporation) to March 31 2002	Period from January 8 2002 (incorporation) to June 30 2002
		(Unaudited)		(cumulative)
				(Unaudited)
Expenses
Compensation expense (Note 4)	$ 53,940	$ -		$ 53,940
Office and administration	1,553	18		1,571
Professional fees		923	7,127	8,050
Website development		1,339	-	1,339

Net loss for the period		$ (57,755)	$ (7,145)	$ (64,900)

Basic loss per share	$ (57.75)	$ (7.15)		$ (64.90)

Weighted average shares outstanding		1,000	1,000	1,000

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements

Wood Products, Inc.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in US Dollars)
	Three-month period ended June 30 2002	Period from January 8 2002 (incorporation) to March 31 2002	Period from January 8 2002 (incorporation) to June 30 2002
	(Unaudited)		(cumulative)
			(Unaudited)
Operating activities
Net loss for the period	$(57,755)	$(7,145)	$(64,900)
Adjustment to reconcile net loss for the period
to cash used in operating activities
Compensation expense	53,940	-	53,940
(Decrease) increase in accounts payable and accrued liabilities	(630)	6,127	5,497

Cash used in operating activities	(4,445)	(1,018)	(5,463)

Financing activities
Advances from (repayment of) loans from stockholder	(1,199)	1,199	-
Proceeds from issuance of common shares	-	1	1
Proceeds on subscriptions for common shares	59,960	750	60,710
Offering costs	(5,288)	-	(5,288)

Cash provided by financing activities	53,473	1,950	55,423

Increase in cash	49,028	932	49,960

Cash, beginning of period	932	-	-

Cash, end of period	$ 49,960	$ 932	$ 49,960

Supplemental information
Interest and taxes paid	$ -	$ -	$ -

Non-cash financing activities:
Issuance of shares for compensation expense	$ 53,940	$ -	$ 53,940

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements

Wood Products, Inc.

(A Development Stage Company)

Summary of Significant Accounting Policies

(Expressed in US Dollars)

Information relating to the period subsequent to March 31, 2002 is unaudited

Basis of Presentation

These financial statements are stated in US dollars and are prepared in accordance with US generally accepted accounting principles. The Company is currently in the development stage and presents its financial statements in accordance with Statement of Financial Accounting Standard ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises".

The Company has selected March 31 as its fiscal year end.

Unaudited Information

The financial statements for the three-month period ended June 30, 2002 included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the applicable regulatory authorities. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.

The results of operations for the interim periods are not indicative of annual results.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management's best estimates as additional information becomes available in the future.

Income Taxes

The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

Wood Products, Inc.

(A Development Stage Company)

Summary of Significant Accounting Policies

(Expressed in US Dollars)

Information relating to the period subsequent to March 31, 2002 is unaudited

Financial Instruments

The Company's financial instruments consist of cash, accounts payable and accrued liabilities and a loan from a stockholder. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values due to the short-term or demand nature of the instruments.

Loss Per Share

Loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. There is no diluted loss per share at June 30, 2002 and March 31, 2002 because there are no common stock equivalents.

Revenue Recognition

The Company intends to develop its business consisting of the supply of component material packages for quality-packaged homes for export to customers worldwide. Revenues will be recognized when the products are shipped, there are no uncertainties surrounding product acceptance, there are no significant vendor obligations, the fees are fixed and determinable and collection is considered probable.

Website Development

Direct internal and external costs associated with the development of the features, content and functionality of the Company's website incurred during the application development stage will be capitalized. All other costs are expensed including those incurred after the date upon which the website is declared operational, except for those costs incurred in respect of significant functionality enhancements. During the three-month period ended June 30, 2002, all costs incurred related to website development did not qualify for capitalization and were charged to the Statement of Operations.

Deferred Offering Costs	Costs incurred in respect of a public offering are deferred. Such costs will be presented as a reduction of equity in the period proceeds are received and the shares issued.

New Accounting Pronouncements

In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This Statement rescinds the requirement to report gains and losses from extinguishment of debt as an extraordinary item. Additionally, this statement amends Statement 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of this statement relating to Statement 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this Statement related to Statement 13 are effective for transactions occurring after May 15, 2002. All other provisions of this Statement are effective for financial statements issued on or after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material effect on the Company's financial statements.

Wood Products, Inc.

(A Development Stage Company)

Summary of Significant Accounting Policies

(Expressed in US Dollars)

Information relating to the period subsequent to March 31, 2002 is unaudited

New Accounting Pronouncements - Continued

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS 146 nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". For purposes of this Statement, an exit activity includes, but is not limited to a restructuring as that term is defined in IAS 37, "Provisions, Contingent Liabilities, and Contingent Assets". The Statement is effective for exit or disposal activities initiated on or after December 31, 2002. Management is evaluating the impact of adopting SFAS No. 146 on the Company's financial statements.

Wood Products, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US Dollars)

Information relating to the period subsequent to March 31, 2002 is unaudited

1. Nature of Business and Ability to Continue Operations

Wood Products, Inc. was incorporated on January 8, 2002 under the laws of the State of Nevada. The Company is in the process of organizing its business, which is to supply Canadian building products, and component material packages for packaged homes for export to customers worldwide. Packaged homes consist of foundation, framing and finishing components, which are assembled on the customers building site.

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at June 30, 2002, the Company has recognized no revenue and has accumulated operating losses of $64,900 since its inception and was only recently incorporated. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining long-term financing as well as achieving a profitable level of operations. Management plans to raise equity capital to finance the operations and capital requirements of the Company. The equity financing of approximately $60,000 raised in the three-month period ended June 30, 2002 will be used to complete the development of the Company's business plan and a web site and undertake some advertising and marketing to commence the operation of the business. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available to sustain operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might arise from this uncertainty.

2. Due to Stockholder
  Amounts due to a stockholder as at March 31, 2002 were unsecured, non-interest bearing and repayable on demand. During the three-month period ended June 30, 2002, the full amount was repaid.

3. Shares to be Issued

During the three-month period ended June 30, 2002, the Company received $59,960 (period ended March 31, 2002 - $750) in respect of stock subscriptions for 3,299,000 (March 2002 - 75,000) shares of the Company's common stock. Stock subscriptions for 2,475,000 shares of common stock were received in May 2002 for an issuance price of $0.01 per share. Stock subscriptions for an additional 899,000 shares of common stock were received from directors (Note 4) in June 2002 for an issuance price of $0.04 per share. All of the shares were subsequently issued in July 2002.

Wood Products, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US Dollars)

Information relating to the period subsequent to March 31, 2002 is unaudited

4. Compensation Expense

In 2002, Company entered into stock subscription agreements with its directors in June 2002 to issue 899,000 shares of the Company's common stock at $0.04 per share for total proceeds of $35,960. The Company has recorded additional paid-in capital of $53,940 for these shares as compensation expense in the Statement of Operations based on the difference between the subscribed price and the price at which the shares are being offered to the public.

5. Income Taxes

The tax effects of temporary differences that give rise to the Company's deferred tax assets are as follows:

	June 30	March 31
	2002	2002
Net operating losses Valuation allowance
	$ 22,066 (22,066)	$ 2,430 (2,430)
Deferred tax asset (liability)
	$ -	$ -

The provision for income taxes differs from the amount computed using the federal statutory income tax rate as follows:

	Three-month period ended June 30 2002	For the period from January 8 2002 (incorporation) to March 31 2002	For the period from January 8 2002 (incorporation) to June 30 2002

Provision (benefit) at the federal statutory rate	$ (19,636)	$ (2,430)	$ (22,066)
Increase in valuation allowance	19,636	2,430	22,066
	$ -	$ -	$ -

At June 30, 2002, the Company had estimated losses available for income tax purposes of approximately $65,000, which will expire in 2022.

The Company evaluates its valuation allowance requirements based on projected future operations. Management has recorded a valuation allowance because it believes it is more likely than not that the future income tax benefits of the Company's loss will not be realized. When circumstances change and this causes a change in management's judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance will be reflected in current income.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Wood Products has had no changes in or disagreements with the accountants.